Exhibit 99.1

GBS Inc. Enters into Exclusivity Agreement for an Acquisition of

Unique Point of Care Diagnostic Screening Technology

Focused on Opioids and Drugs of Abuse

- Intelligent Fingerprinting Limited’s commercial-stage, revenue-generating platform technology would provide an expanded product upon which to leverage the existing GBS pipeline

New York, NY, June 16, 2022 – GBS Inc. (Nasdaq: GBS), a life sciences company developing non-invasive, real-time diagnostic testing for patients and their primary health practitioners at point of care, today announced that it has executed an exclusivity agreement with Intelligent Fingerprinting Limited (“IFP” or “Intelligent Fingerprinting”) in respect of GBS’s proposed acquisition of IFP (the “Exclusivity Agreement”).

“By potentially combining Intelligent Fingerprinting’s leadership position as a revolutionary point of care fingerprint sweat-based drug screening technology with our saliva-based glucose biosensor platform and manufacturing expertise, GBS would be able to serve a wider spectrum of patients at point of care across global diagnostic markets,” stated Dr. Steven Boyages, Interim Chief Executive Officer. “We believe that this acquisition, if consummated, could provide us with a clear opportunity to build long-term shareholder value, accelerate revenue growth for both parties through an expanded portfolio of tests, and allow GBS to further solidify its leadership as a developer of rapid non-invasive diagnostic solutions outside of saliva while accelerating revenue growth.”

Philip Hand, Executive Chairman of Intelligent Fingerprinting, added “Abuse of opioids and other substances continues to be a growing concern for both commercial and public sector organizations around the world. To help address this, we are focused on taking the Intelligent Fingerprinting business forward to the next stage by expanding our footprint and developing into other key areas of medical diagnostics. This agreement will allow us to increase liquidity in working capital for both commercial activities and sales growth.”

Intelligent Fingerprinting’s unique and proprietary drug screening system is an on-the-spot, 10-minute test that works by analyzing fingerprint sweat to screen for recent drug use. The non-invasive system consists of a portable reader and single-use disposable cartridges that are used by a range of public sector and commercial customers across applications, including workplaces, drug rehabilitation, criminal justice, and medical examiners. To date IFP has mainly concentrated market development efforts in the United Kingdom. The direct sales force and lead generation team is firmly establishing IFP as a disruptive market leader.

The transaction, if consummated, would allow GBS to further solidify its leadership as a developer of rapid non-invasive diagnostic solutions outside of saliva, while also accelerating revenue growth through an expanded portfolio of tests. Through the proposed transaction with IFP, GBS would gain access to the full IFP product portfolio, IFP’s current customer base and the ISO 13485 manufacturing facility in the United Kingdom as GBS continues to develop its own facility at the University of Newcastle, Australia.

The business would, in the event a transaction was consummated, expect to use this experience to approach exporting the products internationally. Export opportunities have already been developed by IFP in several territories. The model used to capture international sales has been via specialist distributors or agents, supported from a technical aspect via a dedicated centralized UK based Customer Services team. Using this strategy, distribution partners and early sales have been achieved by IFP in countries across Europe, North and South America, Asia, Australia, and the Middle East.

The Exclusivity Agreement provides GBS with the exclusive right until December 31, 2022 (subject to IFP’s right to terminate the agreement early after August 31, 2022), to evaluate and negotiate a transaction to acquire IFP or its assets (or a similar transaction). In consideration for this exclusivity, GBS has entered into a Bridge Facility Agreement through which GBS will provide IFP with an unsecured term loan facility in the amount of $500,000 (USD), which is repayable on the earliest of the termination of exclusivity under certain circumstances, or December 31, 2022.

Completion of the proposed transaction is subject to the negotiation of a definitive agreement providing for the transaction and satisfaction of any conditions negotiated therein. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated, or if a transaction is consummated, as to its terms, structure, or timing.

Ladenburg Thalmann & Co. Inc. has been engaged as financial advisor to GBS, while ArentFox Schiff LLP is acting as legal advisor to GBS. Bristows LLP is acting as legal advisor to Intelligent Fingerprinting.

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, GBS Inc.’s ability to consummate the proposed transaction described in this press release, develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although GBS Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. GBS Inc. has attempted to identify forward-looking statements by terminology, including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in GBS’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. GBS undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

About Intelligent Fingerprinting

Intelligent Fingerprinting’s portable Drug Screening System works by analyzing fingerprint sweat. It is non-invasive, fast and cost-effective, with sample collection taking seconds and simultaneous screening for multiple drug groups in ten minutes. A laboratory confirmation service is also available. The system has applications within many sectors and customers include employers in safety-critical industries such as construction, transport and logistics firms, and drug treatment organizations, as well as UK coroners.

Intelligent Fingerprinting has distributors across the globe, including the USA. Founded in 2007, it is a spin-out company from the University of East Anglia (UEA). The company is based in Cambridge, England and employs approximately 30 people. Please visit www.intelligentfingerprinting.com

Intelligent Fingerprinting Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com

About GBS Inc.

GBS Inc. is a life sciences company developing non-invasive, real-time monitoring and diagnostic tests for patients and their primary health practitioners. With the world-first Biosensor Platform, GBS Inc. is developing and launching diagnostic tests urgently needed to help people living with diabetes. For more information, please visit GBS.inc.

Company Contact:

Alex Arzeno – Vice President of IR & Communications

GBS Inc.

Investor.Relations@gbs.inc

Investor Contact:

Tim McCarthy – Managing Director

LifeSci Advisors, LLC

Tim@LifeSciAdvisors.com